The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276062-01

Subject to Completion

Preliminary Prospectus Supplement, dated August 18, 2026

Prospectus Supplement

(To Prospectus dated December 15, 2023)

$

Interstate Power and Light Company

  % Senior Debentures due 20

We are offering $     principal amount of     % senior debentures due 20 , or the senior debentures. We will pay interest on the senior debentures semi-annually in arrears on     and      of each year, beginning on    , 2027. The senior debentures will mature on    , 20 .

We may redeem some or all of the senior debentures at our option at any time or from time to time prior to     , 20 (    months prior to their maturity), at the applicable redemption price described in this prospectus supplement plus accrued and unpaid interest, if any, to, but excluding the redemption date. We may also redeem some or all of the senior debentures from time to time on or after    ,   (    months prior to their maturity), at a redemption price equal to 100% of the principal amount of the senior debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If a tax credit event (as defined herein) occurs, we may also, at our option, redeem the senior debentures, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of Senior Debentures—Tax Credit Event Redemption” beginning on page S-12 of this prospectus supplement.

The senior debentures will be our unsecured senior obligations and rank equally with our other unsecured senior indebtedness from time to time outstanding. The senior debentures will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The senior debentures are a new issue of securities with no established trading market. We currently have no intention to apply to list the senior debentures on any securities exchange or to seek their admission to trading on any automated quotation system.

Investing in the senior debentures involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page  4 of the accompanying prospectus and page 16 of our Annual Report on Form 10-K for the year ended December  31, 2025, as such discussion may be amended or updated in other reports filed by us with the U.S. Securities and Exchange Commission, or the SEC. The Risk Factors included in our Annual Report on Form 10-K, as amended or updated, are incorporated by reference herein.

	Per Senior Debenture		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Interstate Power and Light Company (1)		%	$

(1)	Plus accrued interest, if any, from , 2026, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the senior debentures should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, or the Code. By purchasing senior debentures, any investor in the senior debentures (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the senior debentures, a specified foreign entity.

The senior debentures will be available for delivery in book-entry form only through The Depository Trust Company, or DTC, on or about     , 2026.

Joint Book-Running Managers

Mizuho	PNC Capital Markets LLC	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is     , 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in the accompanying prospectus. Some of these documents, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these documents relating solely to those entities is filed by them on their own behalf and not by us and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. The senior debentures are not obligations of, or guaranteed by, Alliant Energy Corporation or Wisconsin Power and Light Company and you should not rely on that information when deciding whether to invest in our senior debentures. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information relating solely to Interstate Power and Light Company contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since any such date.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us” or similar references mean Interstate Power and Light Company.

Our principal executive offices are located at Alliant Energy Tower, Cedar Rapids, Iowa 52401, and our telephone number is (319) 786-4411.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus supplement or in the accompanying prospectus or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein speak only as of the date of this prospectus supplement, the accompanying prospectus or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including, but not limited to, the risk factor disclosure beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2025. Some, but not all, of the risks and uncertainties that could materially affect actual results include the following:

•

our ability to obtain adequate and timely rate relief to allow for, among other things, recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, costs of cancelled generation projects incurred prior to pursuing regulatory approval, including costs incurred for generation projects that are delayed, modified or no longer pursued due to changes in resource needs or plans, as well as costs of generation projects incurred prior to regulatory approval or that exceed initial estimates, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units, or EGUs, that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning our authorized rates of return, payments to our parent, Alliant Energy Corporation, of expected levels of dividends, the impact of rate design on current and potential customers and demand for energy in our service territory, and the ability to obtain regulatory approval with acceptable conditions for individual customer rates for large load growth customers;

•	the impact of our retail electric base rate moratorium;

•	the ability to obtain regulatory approval for construction projects with acceptable conditions;

•

the ability to complete construction of generation and energy storage projects by planned in-service dates, with the expected earnings contributions and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, including previously exempted tariffs related to solar project materials and equipment from certain countries, duties or other assessments, including antidumping or countervailing duties, inflation, labor issues or supply shortages, supply chain disruptions which may result from geopolitical issues, contractor performance, the ability to successfully resolve warranty issues or contract disputes, the ability to obtain adequate generator interconnection agreements to connect the new projects to Midcontinent Independent System Operator, Inc., or MISO, in a timely manner, the ability to obtain siting and environmental permits from local and state agencies and the ability of ITC Midwest LLC, or ITC, and American Transmission Company LLC, or ATC, to complete transmission upgrades in a timely manner;

S-iii

•	weather effects on utility sales volumes and operations;

•	the direct or indirect effects resulting from cybersecurity incidents or attacks on us or our suppliers, contractors and partners, or responses to such incidents;

•

the impact of customer- and third party-owned generation and other non-traditional service models, including alternative electric suppliers and potential policy changes, regulatory changes, or legislation that may enable large customers to source behind-the-meter generation directly from third parties or to own or otherwise procure on-site or behind-the-meter generation or participate in co-located resource arrangements, in our service territory on system reliability, operating expenses and customers’ demand for electricity;

•	economic conditions in our service territory, including the potential impacts of business or facility closures and tariffs;

•

the ability and cost to attract large load growth customers and to provide sufficient generation and the ability of ITC and ATC to provide sufficient transmission capacity for potential load growth timely, including significant new commercial or industrial customers, such as data centers;

•

the ability of potential large load growth customers to timely construct new facilities, due to local or state regulatory actions, zoning, siting, or permitting actions, public or community opposition or other factors, as well as the resulting higher system load demand by expected levels and timeframes;

•

the impact of large load growth customers altering, delaying or cancelling planned facilities, including any resulting impacts of overbuilt or under-utilized transmission capacity or generation and energy storage assets;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;

•	the impact that price changes may have on our customers’ demand for electric and gas services and their ability to pay their bills;

•

changes in the price of delivered natural gas, transmission, purchased electric energy, purchased electric capacity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s seasonal resource adequacy process;

•

the ability to achieve the expected level of tax benefits for renewable generation and energy storage projects based on tax guidelines, timely beginning of construction and in-service dates, sourcing permissible amounts of construction and/or financing support from entities with ties to certain foreign countries, compliance with prevailing wage and apprenticeship requirements, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and energy storage project tax benefits to achieve our authorized rate of return and for the benefit of our customers;

•

federal and state regulatory or governmental actions, including the impact of legislation, Treasury regulations, executive orders, interpretations and guidance, and changes in public policy, including changes impacting renewable tax credits, including any repeal, modification, or reduced funding of the Inflation Reduction Act and the One Big Beautiful Bill Act, and siting generation and energy storage projects;

•

the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;

•

the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, changes in state income tax apportionment, and changes impacting

S-iv

the availability of and ability to transfer renewable tax credits, including preserving the qualification of any future tax credits;

•

disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to continue to operate and maintain existing assets and to construct capital projects, which may result from geopolitical issues, tariffs, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;

•	inflation and higher interest rates;

•

continued access to the capital markets on competitive terms and rates, and risks associated with potential increases in borrowing costs or reduced access to funding, and the actions of credit rating agencies;

•	the future development of technologies related to electrification, and the ability to reliably store and manage electricity;

•

employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•

changes to the creditworthiness of, or performance of obligations by, counterparties with which we have contractual arrangements, including large load growth customers, participants in the energy markets and fuel suppliers and transporters;

•

the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•	impacts that terrorist attacks may have on our operations and recovery of costs associated with restoration activities;

•

changes to MISO’s interconnection or resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating and energy storage facilities may be accredited with energy capacity, and may require us to adjust our current resource plans, to add resources to meet the requirements of MISO’s process or to procure capacity in the market whereby such costs might not be recovered in rates;

•

any legislative or regulatory changes that impose mandatory integrated resource planning requirements or materially modify existing planning processes, potentially affecting resource selection, cost recovery, and the ability to meet large load growth demand for energy;

•

any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;

•

issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations, siting requirements, and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for emissions reductions, including greenhouse gases, or GHG, from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;

•	increased pressure from customers, investors and other stakeholders to more rapidly reduce GHG emissions;

S-v

•	the timely development of technologies, innovations and advancements to provide cost effective alternatives to traditional energy sources;

•

the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•

the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;

•

issues related to the availability and operations of EGUs and energy storage facilities, including start-up risks, breakdown or failure of equipment, fires, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, capacity, fuel-related and capital costs through rates;

•

impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on our operations and construction activities, and recovery of costs associated with restoration activities;

•

changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;

•	material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;

•	changes in technology that alter the channels through which customers buy or utilize our products and services;

•

risks associated with third-party risk management practices, including vendor financial condition, operational performance, cybersecurity incidents, and compliance with contractual and regulatory requirements;

•

risks associated with large-scale internal technology modernization initiatives, including enterprise asset management systems, operational technology/informational technology integration, cloud transformation, and digital modernization, and the potential for delays, cost overruns, or operational impacts;

•

impacts of our future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and cost of removal obligations, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	the direct or indirect effects resulting from pandemics;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

S-vi

•

other factors listed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors in the combined Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by Alliant Energy Corporation, Wisconsin Power and Light Company and us for the quarter ended June 30, 2026 and the year ended December 31, 2025, respectively.

We assume no obligation, and disclaim any duty, to update the forward-looking statements in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein, whether as a result of new information, future events or otherwise, except as required by law.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference to this prospectus supplement and the accompanying prospectus, carefully before making a decision to invest in our senior debentures.

Our Company

We are a public utility primarily serving customers in Iowa. We are engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Iowa;

•	the distribution and transportation of natural gas to retail customers in select markets in Iowa; and

•	the sale of electricity to wholesale customers in Illinois and Iowa.

We provide utility services to incorporated communities as directed by the Iowa Utilities Commission, or IUC, and utilize non-exclusive franchises, which cover the use of public right-of-ways for utility facilities in incorporated communities for a maximum term of 25 years. As of December 31, 2025, we served approximately 505,000 retail electric customers and 230,000 retail natural gas customers in Iowa.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest. In 2025, 2024, and 2023, we had no single customer for which electric, gas, steam and/or other sales accounted for 10% or more of our consolidated revenues.

We are subject to the jurisdiction of the IUC. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission, or FERC. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005, or PUHCA. As a result, we are subject to some of the regulatory provisions of the PUHCA.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the senior debentures, see “Description of Senior Debentures” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Interstate Power and Light Company

Senior debentures offered	$ million aggregate principal amount of senior debentures due 20 .

Maturity date	, 20 .

Interest payment dates	and of each year, beginning on , 2027.

Ranking	The senior debentures will be our unsecured senior obligations and rank equally with our other unsecured senior indebtedness from time to time outstanding. The senior debentures will also be subordinated to any secured indebtedness to the extent of the assets securing such indebtedness. We do not currently have any secured indebtedness.

Optional redemption	The senior debentures will be redeemable, at our option, in whole or in part at any time or from time to time prior to , 20 ( months prior to their maturity), at the applicable redemption price described in “Description of Senior Debentures—Optional Redemption” plus accrued and unpaid interest, if any, to, but excluding, the redemption date. We may also redeem all or a portion of the senior debentures at our option at any time on or after , 20 ( months prior to their maturity), at a redemption price equal to 100% of the principal amount of the senior debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If a tax credit event occurs, we may also redeem, at our option, the senior debentures, in whole but not in part, at a redemption price equal to 101% of the principal amount of the senior debentures being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Senior Debentures—Tax Credit Event Redemption.”

Certain covenants	The indenture governing the senior debentures contains covenants that, among other things, limit our ability to:

•	create certain types of secured indebtedness without providing for the senior debentures to be equally and ratably secured; and

•	consolidate, merge or sell assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Debt Securities” in the accompanying prospectus.

No limitation on debt	The indenture governing the senior debentures does not limit the amount of senior unsecured debt securities that we may issue or provide holders any protections should we be involved in a highly leveraged transaction.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to reduce outstanding capital under our receivables purchase and sale program, to reduce outstanding commercial paper, and/or for general corporate purposes, as described under “Use of Proceeds.” Certain of the underwriters or their affiliates are dealers on our commercial paper program and may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering.

Denominations	The senior debentures will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk factors	You should read “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference herein for a discussion of certain risks that prospective investors should consider before investing in the senior debentures.

Summary Consolidated Financial Information

The summary consolidated financial information below was selected or derived from our consolidated financial statements. The unaudited interim period financial information, in our opinion, includes all adjustments, which are normal and recurring in nature, necessary for a fair presentation for the periods shown. Results for the six months ended June 30, 2026 are not necessarily indicative of results to be expected for the full fiscal year. The information set forth below is qualified in its entirety by and should be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. See “Where You Can Find More Information” in the accompanying prospectus.

	Year Ended December 31,			Six Months Ended June 30,
	2023	2024	2025	2025	2026
	(In millions)
Income Statement Data:
Revenues	$2,110	$2,046	$2,208	$1,030	$1,036
Operating income	444	355	478	207	164
Net income	366	362	457	209	159

	As of December 31,		As of June 30, 2026
	2024	2025
	(In millions)
Balance Sheet Data:
Current assets	$509	$462	$443
Property, plant and equipment, net	9,336	10,436	10,808
Other non-current assets	1,562	1,597	1,621
Current liabilities	928	586	661
Long-term debt, net (excluding current portion)	3,790	4,680	4,732
Other non-current liabilities	2,228	2,385	2,406

RISK FACTORS

Investing in the senior debentures involves risk. You should carefully consider the following risk factors together with all the other information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Absence of market for the senior debentures – The senior debentures are a new issue of securities with no established trading market. We currently have no intention to apply to list the senior debentures on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the senior debentures. See “Underwriting.” Furthermore, the market price for the senior debentures may be adversely impacted by fluctuations in interest rates.

We may redeem the senior debentures before they mature – We may redeem the senior debentures in the circumstances described under “Description of Senior Debentures—Redemption—Optional Redemption.”

In addition, if a tax credit event occurs, we may redeem the senior debentures, at our option, in whole, but not in part, at a redemption price equal to 101% of the principal amount of the senior debentures, plus any accrued and unpaid interest to, but excluding, the redemption date. A “tax credit event” occurs with respect to the senior debentures if, in our reasonable determination, there exists a material risk, due to the senior debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise be ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “Specified foreign entities,” as further defined in Section 7701(a)(51)(B) of the Code, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interests or capital interests in a partnership, or beneficial interest in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High-tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021 and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury, or OFAC, have included on the list of specially designated nationals and blocked persons maintained by OFAC.

These redemption rights may, depending on prevailing market conditions at the time, create reinvestment risk for the holders of the senior debentures in that they may be unable to find a suitable replacement investment with a comparable return to the senior debentures. See “Description of Senior Debentures—Redemption.”

Challenges to our tax positions, and changes in applicable tax laws, could materially and adversely affect our financial position – We are subject to income and other taxes primarily in the United States. Changes in tax laws or interpretations or applications thereof, which may or may not have a retroactive effect, in the jurisdictions in which we do business could adversely affect our results from operations and our cash flows. One or more taxing jurisdictions could seek to impose incremental or new taxes on us (or we could lose tax benefits to which we previously were entitled or to which we had expected to be entitled) pursuant to the following or otherwise:

On July 4, 2025, the U.S. enacted the “One Big Beautiful Bill Act” (the “OBBBA”), which, among other things, significantly modifies and, in certain instances, restricts, certain energy tax provisions, including accelerating phaseout and termination of certain energy tax credits (such as those for wind and solar technologies). The OBBBA also introduced further limitations on a taxpayer’s ability to claim certain clean energy tax credits if that taxpayer is a “specified foreign entity” or a “foreign-influenced entity” or if the tax credits arise from a facility that receives an impermissible amount of assistance from a “specified foreign entity” or a “foreign-influenced entity.”

On August 15, 2025, the Treasury Department issued Notice 2025-42. Notice 2025-42 required owners and developers of wind and solar facilities with a maximum net output greater than 1.5 MWs to perform physical work of a significant nature (on wind and solar facilities on which construction begins on or after September 2, 2025) to qualify that facility as having begun construction prior to July 5, 2026, which, under current law, is the date by which a taxpayer must begin construction on a wind or solar facility for that facility to qualify for federal clean energy tax credits (unless the wind or solar facility is placed in service prior to January 1, 2028). If we do not meet these requirements in respect of wind and solar facilities, along with other complex rules necessary to claim (and, if applicable, transfer) federal income tax credits in respect of these facilities, we may not receive certain economic benefits to which we otherwise would be entitled (including federal income tax credits), resulting in adverse effects on our operations and financial condition.

We cannot predict the ultimate effect of the OBBBA or of other current or future executive orders or other related legislative or regulatory initiatives on our business. We cannot provide assurance that the Internal Revenue Service or any other applicable taxation authority will agree with the tax positions taken by us, including with respect to claimed expenses, the cost amount of our depreciable properties, and energy-related tax credits claimed by us. A successful challenge (including one with retroactive effect) by an applicable taxation authority regarding such tax positions could adversely affect our results of operations and financial position.

We benefit from federal tax credits and other tax incentives with respect to the development and operation of power generation and storage facilities in the United States. Recent political developments in the U.S. have introduced, and continue to cause, significant uncertainty with respect to federal tax incentives.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $     million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to reduce outstanding capital under our receivables purchase and sale program, to reduce outstanding commercial paper, and/or for general corporate purposes. As of July 31, 2026, our outstanding receivables purchase and sale program had an annualized commercial paper yield rate of 4.0%. As of July 31, 2026, our outstanding commercial paper had an interest rate of 3.9% and a remaining maturity of less than 4 days. Pending application of the proceeds from this offering, we intend to place the proceeds in short-term instruments. Certain of the underwriters or their affiliates are dealers on our commercial paper program and may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2026 on an actual basis and as adjusted to give effect to this offering and the anticipated use of the net proceeds from this offering as described under “Use of Proceeds.”

	As of June 30, 2026
	Actual	As Adjusted	% of Total as Adjusted
	(In millions)
Cash and cash equivalents	$12	$		%

Common equity:
Common stock	33
Additional paid-in capital	3,647
Retained earnings	1,393

Total common equity	5,073
Long-term debt, net:
Existing long-term debt(1)	4,732
Senior debentures offered hereby	—

Total long-term debt, net	4,732
Short-term debt	77

Total capitalization	$9,882	$	100.0%

(1)	Existing long-term debt adjusted by $50 million for reduction of outstanding long-term commercial paper.

THE COMPANY

We are a public utility primarily serving customers in Iowa. We are engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Iowa;

•	the distribution and transportation of natural gas to retail customers in select markets in Iowa; and

•	the sale of electricity to wholesale customers in Illinois and Iowa.

We provide utility services to incorporated communities as directed by the IUC and utilize non-exclusive franchises, which cover the use of public right-of-ways for utility facilities in incorporated communities for a maximum term of 25 years. As of December 31, 2025, we served approximately 505,000 retail electric customers and 230,000 retail natural gas customers in Iowa.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest. In 2025, 2024, and 2023, we had no single customer for which electric, gas, steam and/or other sales accounted for 10% or more of our consolidated revenues.

We are subject to the jurisdiction of the IUC. We are also subject to the jurisdiction of FERC. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the PUHCA. As a result, we are subject to some of the regulatory provisions of the PUHCA.

DESCRIPTION OF SENIOR DEBENTURES

We have summarized provisions of the senior debentures below. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. We will issue the senior debentures as a separate series of securities under an indenture, dated as of August 20, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and an officer’s certificate with respect to the senior debentures. The indenture is described in the accompanying prospectus.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue, without the consent of holders of the senior debentures, securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series. The indenture does not give holders of the senior debentures protection in the event we engage in a highly leveraged or other transaction that may adversely affect holders of the senior debentures. As of the date of this prospectus supplement, we have $500.0 million aggregate principal amount of 4.10% senior debentures due 2028, $300.0 million aggregate principal amount of 3.60% senior debentures due 2029, $400.0 million aggregate principal amount of 2.30% senior debentures due 2030, $100.0 million aggregate principal amount of 6.45% senior debentures due 2033, $300.0 million aggregate principal amount of 5.700% senior debentures due 2033, $125.0 million aggregate principal amount of 6.30% senior debentures due 2034, $350.0 million aggregate principal amount of 4.95% senior debentures due 2034, $600.0 million aggregate principal amount of 5.600% senior debentures due 2035, $300.0 million aggregate principal amount of 6.25% senior debentures due 2039, $250.0 million aggregate principal amount of 4.70% senior debentures due 2043, $300.0 million aggregate principal amount of 3.70% senior debentures due 2046, $300.0 million aggregate principal amount of 3.50% senior debentures due 2049, $300.0 million aggregate principal amount of 3.10% senior debentures due 2051, $300.0 million aggregate principal amount of 5.45% senior debentures due 2054, and $300.0 million aggregate principal amount of 5.600% senior debentures due 2055 outstanding under the indenture.

We are initially offering the senior debentures in the aggregate principal amount of $   million. We may, without the consent of the holders of the senior debentures, issue additional senior debentures in the future having the same ranking, interest rate, maturity and other terms, except for the public offering price, issue date and, if applicable, the initial interest payment date as the senior debentures we offer by this prospectus supplement. Any such additional senior debentures having such similar terms, together with the senior debentures, may constitute a single series of senior debentures under the indenture.

No sinking fund will be established for the benefit of the senior debentures.

The transferor of any senior debenture shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Maturity and Interest

The senior debentures will mature on     , 20 . The senior debentures will bear interest from     , 2027, or from and including the most recent interest payment date to which we have paid interest, at the rate of  % per year. We will pay interest semi-annually in arrears, on     and     , commencing     , 2027, to the persons in whose names the senior debentures are registered at the close of business on the fifteenth calendar day (whether or not a business day) before each interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any interest payment date, redemption date or the maturity date does not fall on a business day, payment on the senior debentures will be made on the immediately succeeding business day, without any additional interest paid as a result of such delay.

Ranking

The senior debentures will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations from time to time outstanding. The senior debentures will be effectively subordinated to all of our secured indebtedness to the extent of the assets securing such indebtedness. We do not currently have any secured indebtedness.

As of June 30, 2026, as adjusted to give effect to this offering and our expected use of the net proceeds of the offering, we would have had $   million aggregate principal amount of unsecured long-term debt outstanding, excluding current portion.

Redemption

Optional Redemption

At any time or from time to time prior to     , 20  (  months prior to their maturity), or the Par Call Date, the senior debentures will be redeemable as a whole or in part, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of such senior debentures and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the senior debentures matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time on or after the Par Call Date, the senior debentures will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the senior debentures to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication), or H.15, under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading), or H.15 TCM. In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date, or the Remaining Life; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or sent electronically pursuant to applicable DTC procedures at least 10 days but not more than 60 days before the redemption date to each holder of senior debentures to be redeemed. If less than all of the senior debentures are to be redeemed, and the senior debentures are global securities, the senior debentures to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the senior debentures to be redeemed are not global securities then held by DTC, the senior debentures to be redeemed will be selected by the trustee pursuant to the indenture.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior debentures or portions thereof called for redemption.

Tax Credit Event Redemption

We may, at our option, redeem the senior debentures, in whole but not in part, at a redemption price equal to the sum of: (1) 101% of the principal amount of the senior debentures being redeemed plus (2) accrued and unpaid interest to, but excluding, the tax credit event redemption date. A notice of redemption of the senior debentures upon the occurrence of a tax credit event (i) may only be sent by the later of (a) the end of the calendar year in which the senior debentures were initially issued and (b) six months from the date of the initial issuance of the senior debentures and (ii) shall be accompanied by an officer’s certificate stating that a tax credit event has occurred. The consummation of a redemption upon a tax credit event may be subject to the paying agent’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

A “tax credit event” occurs with respect to the senior debentures if, in our reasonable determination, there exists a material risk, due to the senior debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise be ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes absent manifest error.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will act as trustee, registrar, transfer agent and paying agent for the senior debentures. We can remove the trustee with or without cause upon six months’ notice, and appoint a successor trustee, so long as no event which is, or after notice or lapse of time would become, an event of default shall have occurred and be continuing during the six-month period.

We and certain of our affiliates maintain banking and other business relationships in the ordinary course of business with the trustee and its affiliates. In addition, the trustee and certain of its affiliates may serve as indenture trustee for other securities issued by us or by our affiliates.

To the extent provided in the indenture, the trustee will have a prior claim on amounts held by it under the indenture for the payment of its compensation and expenses and for the repayment of advances made by it to effect performance of some covenants in the indenture.

Book-Entry Delivery and Settlement

We will issue the senior debentures in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC, or else the global securities will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, the underwriters nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

ownership of the senior debentures will be shown on, and the transfer of ownership of the senior debentures will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the senior debentures represented by that global security for all purposes under the indenture and under the senior debentures. Except as described below, owners of beneficial interests in a global security will not be entitled to have senior debentures represented by that global security registered in their names, will not receive or be entitled to receive the senior debentures in the form of a physical certificate and will not be considered the owners or holders of the senior debentures under the indenture or under the senior debentures, and may not be entitled to give the trustee directions, instructions or approvals. Any notices required to be given to the holders of the senior debentures while the senior debentures are global securities will be given to DTC. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of senior debentures under the indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any act or omission by DTC, including any aspect of DTC’s records relating to the senior debentures or relating to payments made by DTC on account of the senior debentures, or any responsibility to maintain, supervise or review any of DTC’s records relating to the senior debentures.

We will make payments on the senior debentures represented by the global securities to DTC or its nominee, as the registered owner of the senior debentures. We expect that when DTC or its nominee receives any payment on the senior debentures represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the senior debentures represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Certificated Senior Debentures

We will issue certificated senior debentures to each person that DTC identifies as the beneficial owner of senior debentures represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global securities, and we have not appointed a successor depositary within 90 days of that notice;

•	an event of default with respect to the senior debentures has occurred and is continuing; or

•	we decide not to have the senior debentures represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related senior debentures. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the senior debentures to be issued. In connection with any proposed exchange of a certificated senior debenture for a global security, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

UNDERWRITING

Mizuho Securities USA LLC, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters severally and not jointly has agreed to purchase from us, the principal amount of senior debentures set forth opposite its name below.

Underwriters	Principal Amount of Senior Debentures
Mizuho Securities USA LLC
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$

The underwriters have agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase all of the senior debentures sold under the underwriting agreement if any of these senior debentures are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the senior debentures, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the senior debentures, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The offering of the senior debentures by the underwriters is subject to receipt and acceptance and the underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The senior debentures are a new issue of securities with no established trading market. The senior debentures will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the senior debentures after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior debentures or that an active public market for the senior debentures will develop. If an active public trading market for the senior debentures does not develop, the market price and liquidity of the senior debentures may be adversely affected.

Settlement

We expect that delivery of the senior debentures will be made to investors on or about     , 2026 which will be the    business day following the date of this prospectus supplement (such settlement being referred to as “T+  ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market are generally required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the senior debentures on any date prior to the first business day before delivery will be required by virtue of the fact that the senior debentures initially will settle in    business days to specify alternative settlement arrangements to prevent a failed settlement. Purchasers who wish to trade the senior debentures on any date prior to the first business day before delivery should consult their advisors.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the senior debentures to the public at the public offering price on the cover page of this prospectus supplement, and may offer the senior

debentures to certain dealers at that price less a concession not in excess of   % of the principal amount of the senior debentures. The underwriters may allow, and the dealers may reallow, a discount not in excess of   % of the principal amount of the senior debentures to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $  million and are payable by us.

No Sale of Similar Securities

We have agreed, with exceptions, not to sell or transfer any of our senior debentures from the date of this prospectus supplement until the issuance of the senior debentures without first obtaining the written consent of the representatives on behalf of the underwriters. Specifically, we have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any debt securities;

•	sell any option or contract to purchase any debt securities;

•	purchase any option or contract to sell any debt securities;

•	grant any option, right or warrant to sell any debt securities;

•	lend or otherwise dispose of or transfer any debt securities;

•	file a registration statement related to any debt securities; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any debt securities, whether any such swap or transaction is to be settled by delivery of debt securities or other securities, in cash or otherwise.

This lockup provision applies to any of our debt securities and to securities convertible into or exchangeable or exercisable for our debt securities.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Position

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the senior debentures. Such transactions consist of bids or purchases to peg, fix or maintain the price of the senior debentures.

If the underwriters create a short position in the senior debentures in connection with the offering, i.e., if they sell more senior debentures than are listed on the cover page of this prospectus supplement, then the representatives may reduce that short position by purchasing senior debentures in the open market. Purchases of our senior debentures to stabilize or reduce a short position could cause the price of our senior debentures to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior debentures. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, affiliates of each of Mizuho Securities USA LLC, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC are lenders under our credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. In particular, certain of the underwriters or their affiliates are dealers on our commercial paper program and may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering.

If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior debentures offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of senior debentures in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded). For the avoidance of doubt, while this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

The senior debentures are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2(e) of the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the senior debentures to be offered so as to enable an investor to decide to purchase or subscribe for such senior debentures.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, selling or distributing the senior debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

In the EEA, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, “non-retail investors” (being persons who are not “retail investors” as defined in this section titled “European Economic Area”) and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a “retail investor” should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. Each person in the EEA who purchases any of the senior debentures will be deemed to have represented, warranted, acknowledged and agreed that they are a non-retail investor.

United Kingdom

This prospectus supplement has been prepared on the basis that any offer of senior debentures in the UK will be made pursuant to an exception from the prohibition on public offers of relevant securities in the Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRs”) in circumstances not requiring a prospectus pursuant to the FCA Handbook Admission to Trading on a Regulated Market Sourcebook (“PRM Sourcebook”). For the avoidance of doubt, while this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the PRM Sourcebook.

The senior debentures are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)

not a “professional client”, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); or

(ii)	not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the POATRs;

(b)

the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the senior debentures to be offered so as to enable an investor to decide to purchase or subscribe for such senior debentures.

Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the senior debentures or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, “non-retail investors” (being persons who are not “retail investors” as defined in this section titled “United Kingdom”) who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in only with, relevant persons. Each person in the UK who purchases any of the senior debentures will be deemed to have represented, warranted, acknowledged and agreed that they are a relevant person.

References in this section titled “United Kingdom” to UK legislation include any successor legislation to that legislation.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior debentures have not been and may not be circulated or distributed, nor may the senior debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the senior debentures are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA-04 N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The senior debentures have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the senior debentures nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Switzerland

This prospectus supplement is not intended to constitute an offer to the public or a solicitation to purchase or invest in any senior debentures. The senior debentures may not be publicly offered, directly or indirectly, in

Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”). The senior debentures have not been and will not be listed or admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the senior debentures constitutes a prospectus as such term is understood pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the senior debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, the Dubai International Financial Centre (“DIFC”) Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. They must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus . The senior debentures to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the senior debentures offered should conduct their own due diligence on the senior debentures. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the senior debentures may not be offered or sold directly or indirectly to the public in the DIFC.

Canada

The senior debentures may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the senior debentures will be passed upon for us by Ashurst Perkins Coie US LLP. Certain legal matters relating to Iowa law will be passed upon for us by Simmons Perrine PLC. The underwriters have been represented by Gibson, Dunn  & Crutcher LLP.

EXPERTS

The consolidated financial statements of Interstate Power and Light Company and subsidiaries incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Interstate Power and Light Company

Preferred Stock

Debt Securities

We may offer and sell from time to time, in one or more issuances in amounts, at prices and on terms determined at the time of offering, the following securities:

•	preferred stock; and

•	debt securities.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 15, 2023.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Interstate Power and Light Company, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein and therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other words of similar import. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INTERSTATE POWER AND LIGHT COMPANY

We are a public utility primarily serving customers in Iowa. We are engaged principally in:

•	the generation and distribution of electricity to retail customers in select markets in Iowa;

•	the distribution and transportation of natural gas to retail customers in select markets in Iowa;

•	the sale of electricity to wholesale customers in Minnesota, Illinois and Iowa; and

•	the generation and distribution of steam for two customers in Cedar Rapids, Iowa.

We provide utility services to incorporated communities as directed by the Iowa Utilities Board, or IUB, and utilize non-exclusive franchises, which cover the use of public right-of-ways for utility facilities in incorporated communities for a maximum term of 25 years. As of December 31, 2022, we served approximately 500,000 retail electric customers and 225,000 retail natural gas customers in Iowa.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest. In 2022, 2021, and 2020, we had no single customer for which electric, gas, steam and/or other sales accounted for 10% or more of our consolidated revenues.

We are subject to the jurisdiction of the IUB. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005, or PUHCA. As a result, we are subject to some of the regulatory provisions of the PUHCA.

Our principal executive offices are located at Alliant Energy Tower, Cedar Rapids, Iowa 52401, and our telephone number is (319) 786-4411.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock summarizes certain general terms and provisions that apply to our preferred stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (our “Charter”) and our Amended and Restated Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

General

Our Charter provides that we have authority to issue 24,000,000 shares of common stock, par value $2.50 per share, and 16,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Under our Charter, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our Charter with the Secretary of State of the State of Iowa. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

•	the voting power, if any, of the shares;

•	the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

•	the price and the terms and conditions on which the shares may be redeemed;

•	the right, if any, of holders of the shares to convert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

•	the rights of the holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the sinking fund provisions, if any, for the redemption or purchase of the shares.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 20, 2003, as it may be supplemented and amended from time to time. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See “Where You Can Find More Information.” The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement relating to the offered debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series.

Terms

We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the persons to whom we must pay interest on the interest payment dates;

•	the dates on which we must pay principal;

•	the rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the dates from which any interest will accrue, the dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the places where we must pay the debt securities;

•	the terms and conditions on which we may, or may be obligated to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than in denominations of $1,000 and integral multiples thereof, then the denominations in which we may issue the debt securities;

•	if other than the currency of the United States, then the currencies, including composite currencies, in which we will make payments on the debt securities;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in a currency other than the debt securities’ stated currency, then the terms of this election;

•

if the principal of, or premium, if any, or interest on, the debt securities is payable in securities or other property, then the type and amount of the securities or other property, or the manner in which the amount will be determined;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in securities or other property, then the terms of this election;

•	if the principal, premium, if any, or interest payable is determined with reference to an index or other fact or event outside the indenture, then the manner in which the amounts will be determined;

•	if other than the principal amount of the securities, then the amount we will pay if the maturity of the debt securities is accelerated;

•	other than those specified in the indenture, any events of default and any covenants we make for the benefit of the holders of the debt securities;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for shares of stock or other securities of us or any other company;

•	if the debt securities are issued as bearer securities, then all terms and conditions to the bearer securities that are not specifically addressed in a supplemental indenture;

•	any limitations on the rights of the holders of debt securities in global form to transfer the debt securities; and

•	any other terms of the debt securities that are not inconsistent with the indenture.

Ranking

The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to all of our future secured indebtedness.

Payments

Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Purchase and Cancellation

We may at any time purchase debt securities in the open market or otherwise at any price, subject to applicable U.S. securities laws. Any debt securities so purchased must be promptly surrendered to the trustee for cancellation.

Material U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

Except as otherwise set forth under “—Satisfaction and Discharge” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, those series may or may not have different covenants.

Limitations on Liens

The indenture provides that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•

liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of liens permitted by the above-listed item;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•

liens for taxes, assessments and other governmental charges or requirements not delinquent or which can thereafter be paid without penalty or which are currently being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of judgments or awards with respect to which we (i) are in good faith prosecuting an appeal or other proceeding for review and with respect to which we have secured a stay of execution pending such appeal or other proceeding or (ii) have the right to prosecute an appeal or other proceeding for review;

•

easements, leases, reservations or other rights of others in, on and/or over, and laws, regulations and restrictions affecting, and defects and irregularities in record title to, our property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects and irregularities do not, in our reasonable judgment, in the aggregate materially impair our use of such property considered as a whole for the purposes for which it is held;

•

any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (i) we have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purpose for which we acquired the same, (ii) we have power under eminent domain, or similar statutes, to remove such defects or irregularities or (iii) such defects or irregularities may be otherwise remedied without undue effort or expense;

•

liens securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest, existing on the date of the indenture, or, as to property thereafter acquired, at the time of the acquisition thereof, upon real estate or rights in or relating to real estate acquired by us for rights of way for distribution and transmission lines and for pipes, substations, structures and appurtenances thereto;

•

leases existing on the date of the indenture affecting property owned by us on such date and renewals and extensions thereof and leases for a term of not more than ten years (including extensions or renewals at the option of the tenant) affecting property acquired by us after the date of the indenture;

•

any controls, restrictions, obligations, duties and/or other burdens imposed by any federal, state, municipal or other law, or by any rule, regulation or order of any governmental authority, upon any of our property or the operation or use thereof or upon us with respect to any of our property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in any governmental authority to impose any such controls, restrictions, obligations, duties and/or other burdens;

•	liens granted on air or water pollution control or sewage or solid waste disposal facilities in connection with the issuance of industrial development revenue bonds;

•

any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any of our property upon payment of cash or reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate our property and business;

•	any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made or which, in the opinion of counsel, are not material;

•

any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder;

•

liens resulting from good faith deposits made in connection with bids, tenders, contracts or leases to which we are a party and liens resulting from deposits made to secure public or statutory obligations or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•

rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	any landlord’s lien;

•	any lien of the trustee for payment for services, reasonable expenses, disbursements and advances, or for indemnification payments; and

•

liens not otherwise permitted if, at the time we incur the lien and after giving effect to the lien, the aggregate of all obligations secured by the lien does not exceed 10% of our tangible net worth, as defined in the indenture.

This restriction will not apply to or prevent the creation or existence of leases we enter into, or on existing property we acquire, in the ordinary course of our business.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge into any other corporation, or sell all or substantially all of our assets to any other person unless:

•

the continuing corporation or the purchasers of assets, as the case may be, will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and such entity will expressly assume the payment of the principal of, and premium, if any, or interest on, the debt securities outstanding and the performance and observance of all of our covenants under the indenture by executing a supplemental indenture satisfactory to the trustee;

•

after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, would become an event or default under the indenture, will have occurred or be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture complies with the provisions of the indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate.

Events of Default

Each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	failure to pay interest on the debt securities of the series within 60 days after a due date;

•	failure to pay principal of, or premium, if any, on the debt securities of the series within 10 days after a due date;

•

failure to perform or satisfy any of our other covenants or warranties in the indenture, which failure continues for 60 days after we receive notice of the failure from the trustee or the holders of at least 33% in principal amount of the debt securities of the series;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	a specified event of default provided for in the terms of the series of the debt securities.

If an event of default occurs and continues, then either the trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series in default may declare the principal amount of the debt securities immediately due and payable.

The trustee can require that it be indemnified before it enforces the indenture or any outstanding debt securities. Subject to some limitations, holders of a majority in principal amount of the outstanding debt securities of a series can direct the trustee in its exercise of any trust or power. The trustee does not have to give holders notice of any continuing default, except a default in payment of principal or interest, if it in good faith determines that withholding notice is in the interests of the holders. We are required to give the trustee a certificate certifying as to our compliance with all conditions and covenants under the indenture at least once a year.

Modification of the Indenture

The holders of at least a majority in principal amount of outstanding debt securities of a series may waive any existing default and its consequences under the indenture. However, holders cannot waive (i) a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or (ii) a default in respect of a provision that cannot be modified or amended without the consent of each holder of the outstanding debt securities of the series.

With the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities, we and the trustee can enter into supplemental indentures to amend or modify the indenture. If a proposed supplemental indenture affects the rights of the holders of one or more, but less than all, of the outstanding series of debt securities, or tranches thereof, then we and the trustee can enter into such supplemental indenture with the consent only of the holders of at least a majority in aggregate principal amount of outstanding series, or tranches thereof, so affected, voting together as one class. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	change the stated maturity, reduce the principal amount of, or reduce or change the method of calculating the rate of interest on, the debt securities of a series;

•	change the coin or currency or the property in which we must pay principal of, or premium, if any, or interest on, the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•

reduce the percentage in principal amount of the outstanding debt securities of any series or any tranche thereof, the consent of the holders of which is required to enter into any supplemental indenture;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•	make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above.

We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•

adding to our covenants under the indenture for the benefit of all holders of debt securities under the indenture or surrender any right or power we have under the indenture or to add any event of default;

•

adding to, changing or eliminating any of the provisions of the indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of the holders of debt securities of any outstanding series or tranche on the date of such supplemental indenture in any material respect, such change, elimination or addition will become effective (i) with respect to such series or tranche only or (ii) when no debt securities of such series or tranche remain outstanding;

•	to provide collateral security for all but not part of the debt securities;

•	establish the form or terms of debt securities of any series;

•	to provide for the procedures required to permit us to utilize, at our option, a non-certificated system for registration for all, or any series of, the debt securities;

•	to change any place where (i) principal, premium and interest may be payable, (ii) debt securities may be surrendered for transfer or exchange and (iii) notices to us may be served;

•	evidencing the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee; or

•

making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect.

Satisfaction and Discharge

The indenture provides that we can at any time terminate almost all of our obligations with respect to any outstanding debt securities and the indenture. We cannot, however terminate some obligations, including our obligations to register the transfer or exchange of the debt securities, replace mutilated, destroyed, lost or stolen debt securities, to maintain agencies in respect of the debt securities and hold moneys for payment in trust.

If we desire to exercise our option to satisfy and discharge our obligations under the indenture, then we must deposit in trust with the trustee or any paying agent (other than us) money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest and premium, if any, on the debt securities to maturity. In addition, we must provide to the trustee and the paying agent:

•

if such deposit shall have been made prior to the maturity of such debt securities, a company order stating that the money and U.S. government obligations deposited in accordance with indenture shall be held in trust;

•

if U.S. government obligations have been deposited, an opinion of counsel that the obligations so deposited constitute U.S. government obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an independent public accountant of nationally recognized standing, selected by us, to the effect that such U.S. government obligations will be sufficient in accordance with the indenture; and

•

if such deposit shall have been made prior to the maturity of such debt securities, an officer’s certificate stating the intention that, upon delivery of such officer’s certificate, the indebtedness in respect of such debt securities or portions thereof will have been satisfied and discharged as contemplated by the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, or the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concession. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated and might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on an exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 1-4117). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	our Current Reports on Form 8-K filed January 4, 2023, January 13, 2023, March 16, 2023, July 14, 2023, September 21, 2023, and October 26, 2023.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Interstate Power and Light Company

Alliant Energy Tower

Cedar Rapids, Iowa 52401

Attention: Omar N. Chaudhary, Corporate Secretary

(319) 786-4411

Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at www.alliantenergy.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered in this prospectus and certain legal matters will be passed upon for us by Perkins Coie LLP, and, with respect to certain matters of Iowa law, Simmons Perrine Moyer Bergman PLC. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Interstate Power and Light Company and subsidiaries incorporated in this prospectus by reference from Interstate Power and Light Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$

Interstate Power and Light Company

 % Senior Debentures due 20

PROSPECTUS SUPPLEMENT

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